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                                                                    EXHIBIT 3.64
                                                                    ------------

                                  BY-LAWS OF

                             O.H. MATERIALS CORP.

                                   Article I
                                   ---------

SHAREHOLDERS' MEETINGS
----------------------

     Section 1.  Annual Meeting
     --------------------------

     The annual meeting of shareholders shall be held at 10:00 o'clock A.M., or at such other hour as may be designated in the notice of said meeting, on the date designated by the Board of Directors (which shall not be later than 120 days after the close of fiscal year of the Corporation) for the election of directors and the consideration of reports to be laid before such meeting. Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. When the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called for that purpose.

     Section 2.  Special Meetings
     ----------------------------

     Special meetings of shareholders may be called by the Chairman of the Board, Vice Chairman or the President or a Vice President, or by the Directors by action at a meeting, or by a majority of the Directors acting without a meeting, or by the person or persons who hold not less than thirty-five percent (35%) of all shares outstanding and entitled to be voted on any proposal to be submitted at said meeting.

     Upon request in writing delivered either in person or by registered mail to the President or Secretary by any person or person entitled to call a meeting of shareholders, such officer shall forthwith cause to be given, to the shareholders entitled thereto, notice of a meeting to be held not less than seven nor more than sixty days after the receipt of such request, as such officer shall fix. If such notice is not given within twenty days after the delivery or mailing of such request, the person or persons calling the meeting may fix the time of the meeting and give, or cause to be given, notice in the manner hereinafter provided.

     Section 3.  Place of Meetings
     -----------------------------

     Any meeting of shareholders may be held either at the principal office of the Corporation within the State of Ohio or at such other place within or without the State of Ohio as may be designated in the notice of said meeting.

     Section 8.  Voting
     ------------------

     In all cases, except where otherwise by statute or the Articles or the Regulations provide, a majority of the votes cast shall control.
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     Cumulative voting in the election of Directors shall be permitted as provided by statute.

     Section 9.  Reports to Shareholders
     -----------------------------------

     At the annual meeting, or the meeting held in lieu thereof, the officers of the Corporation shall lay before the shareholders a financial statement as required by statute.

     Section 10.  Action Without a Meeting
     -------------------------------------

     Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the shareholders who would be entitled to notice of a meeting for such purposes, which writing or writings shall be filed with or entered upon the records of the Corporation.

                                  ARTICLE II
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DIRECTORS
---------

     Section 1.  Election, Number and Term of Office
     -----------------------------------------------

     The Directors shall be elected at the annual meeting of shareholders, or if not so elected, at a special meeting of shareholders called for that purpose, and each Director shall hold office until the date fixed by these By-Laws for the next succeeding annual meeting of shareholders and until his successor is elected, or until his earlier resignation, removal from office, or death. At any meeting of shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election.

     The number of Directors, which shall not be less than three (unless all of the shares of the Corporation are owned of record by one or two shareholders in which case the number of Directors may be less than three but not less than the number of shareholders), may be fixed or changed at a meeting of the shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. In case the shareholders at any meeting for the election of Directors shall fail to fix the number of Directors to be elected, the number elected shall be deemed to be the number of Directors so fixed.

     Section 2.  Meetings
     --------------------

     Regular meetings of the Directors shall be held immediately after the annual meeting of shareholders and at such other times and places as may be fixed by the Directors, and such regular meetings may be held without further notice.

     Special meetings of the Directors may be called by the Chairman of the Board, Vice Chairman or by the President or by a Vice President or by the Secretary of the Corporation, or by not less than one-third of the Directors. Notice of the time and place of a special meeting shall

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be served upon or telephoned to each Director at least twenty-four hours, or mailed, telegraphed or cabled to each Director at least forty-eight hours, prior to the time of the meeting.

     Section 3.  Quorum
     ------------------

     A majority of the number of Directors then in office (but in no event more than 4) shall be necessary to constitute a quorum for the transaction of business, but if at any meeting or the Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall attend.

     Section 4.  Action Without a Meeting
     ------------------------------------

     Any action which may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the Directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

     Section 5.  Committees
     ----------------------

     The Directors may from time to time create a committee or committees of Directors to act in the intervals between meetings of the Directors and may delegate to such committee or committees any of the authority of the Directors other than that of filling vacancies among the Directors or in any committee of the Directors. No committee shall consist of less than three Directors. The Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

     In particular, the Directors may create and define the powers and duties of an Executive Committee. Except as above provided and except to the extent that its powers are limited by the Directors, the Executive Committee during the intervals between meetings of the Directors shall possess and may exercise, subject to the control and direction of the Directors, all of the powers of the Directors in the management and control of the business of the Corporation, regardless of whether such powers are specifically conferred by these By-Laws. All action taken by the Executive Committee shall be reported to the Directors at their first meeting thereafter.

     Unless otherwise ordered by the Directors, a majority of the members of any committee appointed by the Directors pursuant to this section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Directors, and shall keep a written record of all action taken by it.

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                                  ARTICLE III
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OFFICERS
--------

     Section 1.  Officers
     --------------------

     The Corporation may have a Chairman of the Board and a Vice Chairman (each of whom shall be a Director) and shall have a President, a Secretary and a Treasurer. The Corporation may also have one or more Vice Presidents and such other officers and assistant officers as the Directors may deem necessary. All of the officers and assistant officers shall be elected by the Directors.

     Section 2.  Authority and Duties of Officers
     --------------------------------------------

     The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Directors regardless of whether such authority and duties are customarily incident to such office.

                                  ARTICLE IV
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INDEMNIFICATION AND INSURANCE
-----------------------------

     Section 1.  Indemnification
     ---------------------------

     The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee or agent of another corporation, domestic or foreign, non profit or for profit, partnership, joint venture, trust or other enterprise; provided, however, that the Corporation shall indemnify any such agent (as opposed to any Director, officer or employee) of this Corporation to an extent greater than the required by law only if and to the extent that the Directors may, in their discretion, so determine. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, the articles of incorporation or any agreement, vote of shareholders or of disinterested Directors or otherwise, both as to action in official capacities and as to action in another capacity while he is a Director, officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 2.  Insurance
     ---------------------

     The Corporation may, to the full extent then permitted by law and authorized by the Directors, purchase and maintain insurance on behalf of any persons described in Section 1 of

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this Article IV against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

                                   ARTICLE V
                                   ---------

MISCELLANEOUS
-------------

     Section 1.  Transfer and Registration of Certificates
     -----------------------------------------------------

     The Directors shall have authority to make such rules and regulations as they deem expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

     Section 2.  Substituted Certificates
     ------------------------------------

     Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact, shall give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Directors or to the Executive Committee or to the President or a Vice President and the Secretary or the Treasurer, and, if required by the Directors or the Executive Committee or such officers, shall advertise the same in such manner as may be required, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

     Section 3.  Voting Upon Shares Held by the Corporation
     ------------------------------------------------------

     Unless otherwise ordered by the Directors, any officer or assistant officer of the Corporation in person or by proxy or proxies appointed by him shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own.

     Section 4.  Articles to Govern
     ------------------------------

     In case any provision of these By-Laws shall be inconsistent with the Articles, the Articles shall govern.

     Section 5.  Emergency Regulations
     ---------------------------------

     The Directors may adopt emergency regulations, either before or during "an emergency," as that term is defined in division (U) of Section 1701.01 of the Ohio Revised Code, or in any other relevant law in effect at the time of adoption of the emergency regulations. Such regulations shall be operative only during such an emergency so defined, but shall be applicable during such an emergency notwithstanding any different provisions elsewhere in these By-Laws. The emergency regulations may include such provisions as are authorized by law to be included in By-Laws. Unless otherwise provided by such emergency regulations, or in the event the Directors do not adopt emergency regulations, the special rules contained and set forth in

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division (F) of Section 1701.11 of the Ohio Revised Code, or other relevant law then in effect, shall be applicable during such an emergency notwithstanding any different provisions elsewhere in these By-Laws.

     Section 6.  Amendments
     ----------------------

     These Regulations may be amended by the affirmative vote or the written consent of the shareholders of record entitled to exercise a majority of the voting power on such proposal, provided, however, that if an amendment is adopted by written consent without a meeting of the shareholders, the Secretary shall mail a copy of such amendment to each shareholder of record who would have been entitled to vote thereon and did not participate in the adoption thereof.

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